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                                                                    Exhibit 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



         We consent to the incorporation by reference in the Registration Statement (Form S-8) of XOOM.com, Inc. pertaining to the LiquidMarket, Inc. 1998 Stock Incentive Plan, of our report dated January 25, 1999 with respect to the consolidated financial statements of XOOM.com, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

/S/ ERNST & YOUNG LLP
Palo Alto, California
August 12, 1999